FOR IMMEDIATE RELEASE

SBS Technologies to Present at AeA Classic Financial Conference

Albuquerque, NM (November 4, 2005) - SBS Technologies® (Nasdaq: SBSE), a leading designer and manufacturer of embedded computer solutions for the commercial, government and communications infrastructure markets, today announced that management will present at the annual American Electronics Association (AeA) Classic Financial Conference on Tuesday and Wednesday, November 8-9, 2005 at the Manchester Grand Hyatt in San Diego, California.

The company presentation will be posted in the Investor Relations section of the SBS Technologies web site at www.sbs.com on Tuesday, November 8, 2005.

ABOUT SBS TECHNOLOGIES

SBS Technologies, Inc., (Nasdaq: SBSE) founded in 1986, designs and builds a wide range of standard and customized embedded computer products. Our products include processor boards, input/output modules, networking devices, and complete computer systems. Our products are used in many industries, including telecommunications, medical electronics, industrial automation and defense. Headquartered in Albuquerque, New Mexico, SBS maintains eight primary operating locations, has regional sales offices throughout the United States and has international sales offices in six countries. More information on SBS is available at www.sbs.com.

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Contact: Jennifer D. Wade
Investor Relations
Tel. (505) 875-0600
Fax. (505) 875-0404
email: jwade@sbs.com